Exhibit 10.35

                  INTELLECTUAL PROPERTY CROSS LICENSE AGREEMENT


         This INTELLECTUAL PROPERTY CROSS LICENSE AGREEMENT (this "Agreement") is made as of the 16th day of May, 1997 by and between Magellan International, Inc. ("Magellan") and Hughes Electronics Corporation ("Hughes").


                                    Recitals

         WHEREAS, under an Agreement and Plan of Reorganization (the "Reorganization Agreement") dated September 20, 1996, Hughes Communications Inc. agreed to contribute certain intellectual property assets of its Galaxy Business (as defined in the Reorganization Agreement) to Magellan;


         WHEREAS, pursuant to an Assurance Agreement entered into on even date with the Reorganization Agreement, Hughes and Magellan agreed to cross-license certain intellectual property rights;


         WHEREAS, this agreement is entered into by the parties on the Closing Date (as defined in the Reorganization Agreement);


         NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows:



DEFINITIONS

1.1 "HE Licensed Intellectual Property" means all domestic, foreign, common law, registered and pending applications for patents, copyrights, trade secrets, know-how, confidential information, computer programs (including source code), documentation, engineering and technical drawings, processes, methodologies, and technology (excluding any intellectual property owned and developed by the Galaxy Business which was transferred to Magellan) of Hughes and its Affiliates (as defined in the Reorganization Agreement) that was used in the Galaxy Business on or before Closing but not conveyed to Magellan pursuant to the Reorganization Agreement.


1.2 "Galaxy Licensed Intellectual Property" means all Magellan owned domestic, foreign, common law, registered and pending applications for patents, copyrights, trade secrets, know-how, confidential information, computer programs (including source code), documentation, engineering and technical drawings, processes, methodologies, and technology that were conveyed to Magellan pursuant to Section 1.1 of the Reorganization Agreement.


LICENSES


2.1 Hughes and its Subsidiaries hereby grant Magellan and its successors a nonexclusive, royalty-free, perpetual license to use any HE Licensed Intellectual Property that was used in the Galaxy Business on or before the Closing Date. Hughes and its Subsidiaries further grant Magellan and its successors the right to sublicense the HE Licensed Intellectual Property solely to their customers in connection with the use of products or services purchased from Magellan or its successors.


2.2 Magellan hereby grants to Hughes and its Subsidiaries (as defined in the Reorganization Agreement) and their successors a non-exclusive, royalty-free, perpetual license to use any Galaxy Licensed Intellectual Property that was used in the business of Hughes or any of its Subsidiaries on or before the Closing Date. Magellan further grants Hughes and its Subsidiaries and their successors the right to sublicense such Galaxy Licensed Intellectual Property solely to their customers in connection with the use of products or services purchased from Hughes or its Subsidiaries or their successors.


ASSIGNMENT



3.1 In the event that Magellan transfers its business, or a portion of its business, to a third party, Magellan may assign its rights under this Agreement to such third party only to the extent that HE Licensed Intellectual Property is used in the business being transferred by Magellan.


3.2 In the event that Hughes or one of its Subsidiaries transfers its business, or a portion of its business, to a third party, Hughes may assign its rights under this Agreement to such third party only to the extent that Magellan Licensed Intellectual Property is used in the business being transferred by Hughes or its Subsidiary.


3.3 Except as provided for in Sections 3.1 and 3.2, neither party may assign any of its rights under this Agreement without the prior written consent of the other party.


DISCLAIMERS

4.1 HUGHES AND ITS SUBSIDIARIES EXPRESSLY DISCLAIM ALL WARRANTIES, EXPRESS OR IMPLIED, IN CONNECTION WITH THE HE LICENSED INTELLECTUAL PROPERTY AND THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF
MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND AGAINST PATENT, COPYRIGHT, SEMICONDUCTOR MASK WORK OR TRADEMARK INFRINGEMENT.


4.2 MAGELLAN AND ITS SUBSIDIARIES EXPRESSLY DISCLAIM ALL WARRANTIES, EXPRESS OR IMPLIED, IN CONNECTION WITH THE GALAXY LICENSED INTELLECTUAL PROPERTY AND THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF
MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND AGAINST PATENT, COPYRIGHT, SEMICONDUCTOR MASK WORK OR TRADEMARK INFRINGEMENT.


4.3 Hughes and its Subsidiaries and Affiliates shall have no liability arising directly or indirectly from the use by Magellan and its Subsidiaries of the HE Licensed Intellectual Property.


4.4 Magellan and its Subsidiaries and Affiliates shall have no liability arising directly or indirectly from the use by Hughes and its Subsidiaries of the Galaxy Licensed Intellectual Property.


4.5 Hughes shall indemnify, defend and hold harmless Magellan from all actions, claims, liabilities and expenses, including reasonable attorneys' fees and disbursements, arising out of or in connection with Hughes' use of the Galaxy Licensed Intellectual Property.


4.6 Magellan shall indemnify, defend and hold harmless Hughes from all actions, claims, liabilities and expenses, including reasonable attorneys' fees and disbursements, arising out of or in connection with Magellan's use of the HE Licensed Intellectual Property.


GENERAL PROVISIONS



5.1 This Agreement is deemed to be executed and delivered within the State of California and shall be construed, interpreted and applied in accordance with the laws of the State of California.


5.2 This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter of this Agreement and merges and supersedes all prior discussions between them relative to such subject matter, and none of the parties shall be bound by any conditions, definitions, warranties or representations other than as expressly provided in this agreement or as duly set forth or subsequent to the date hereof in writing and signed by a proper and duly authorized officer of the party to be bound thereby.


5.3 This Agreement inures to the benefit of and is binding upon each party and their respective Subsidiaries and Affiliates.


5.4 All notices, requests, approvals, consents and other communications required or permitted under this Agreement shall be in writing and shall be sent by telecopy to the telecopy number specified below. A copy of any such notice shall also be sent by registered express air mail on the date such notice is transmitted by telecopy to the address specified below:

          In the case of Magellan to:

          PanAmSat Corporation
          One Pickwick Plaza
          Greenwich, Connecticut 06830
          Attention James W. Cuminale
          Senior Vice President and General Counsel
          Telephone (203) 622-6664
          Telecopy (203) 662-9163

          In the case of Hughes to:

          Hughes Electronics Corporation
          7200 Hughes Terrace
          Los Angeles, California 90045
          Attention: General Patent Counsel
          Telephone: (310) 568-6972
          Telecopy:  (310) 645-3411

Either party may change its address or telecopy number for notification purposes by giving the other party notice of the new address or telecopy number and the date upon which it will become effective.


5.5 This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one single agreement between Hughes and Magellan.


5.6 The article and section headings are for reference and convenience only and shall not be considered in the interpretation of this Agreement.


5.7 Unless otherwise specified in this Agreement, all consents, approvals, acceptance or similar actions to be given by either party under this Agreement shall be in writing and shall not be unreasonably withheld or delayed and each party shall make only reasonable requests under this Agreement.


5.8 If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, then the remaining provisions of this Agreement will remain in full force and effect.


5.9 No delay or omission by either party to exercise any right or power it has under this Agreement shall impair or be construed as a waiver of such right or power. A waiver by any party of any breach or covenant shall not be construed to be a waiver of any succeeding breach or any other covenant. All waivers must be in writing and signed by the party waiving its rights.

5.10 In the event of a conflict between this Agreement and any amendment the terms of such amendment shall prevail.


5.11 No amendment to, or change, waiver or discharge of, any provision of this Agreement shall be valid unless in writing and signed by an authorized representative of the party against which such amendment, change, waiver or discharge is sought to be enforced.


5.12 The terms of Section 4.1, Section 4.2, Section 4.5, Section 4.6, Section
5.1 and this Section 5.12 shall survive the expiration or termination of this Agreement for any reason.


5.13 This Agreement shall be binding on each party and their respective successors.


         IN WITNESS WHEREOF, the parties have caused two (2) copies of this agreement to be executed by their duly authorized officers as of the date first specified above.


                                  HUGHES ELECTRONICS CORPORATION


                                  By:/s/Charles H. Noski
                                     ------------------------------
                                     Charles H. Noski
                                     Vice Chairman and Chief Financial Officer


                                  MAGELLAN INTERNATIONAL,
                                  INC., soon to be known as
                                  PANAMSAT CORPORATION


                                  By:/s/Kenneth N. Heintz
                                     ------------------------------
                                     Kenneth N. Heintz
                                     Treasurer